                                    AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated June 8, 1999, by and among AIM Variable Insurance Funds, Principal Life Insurance Company, and Princor Financial Services Corporation (collectively, the "parties") is hereby amended as follows:

1.) The fourth WHEREAS paragraph, Page 1, is hereby amended as follows:

          WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts"), which, if required by law, will be registered under the 1933 Act; and

2.) Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

          6.3  FUNDS TO REMAIN AVAILABLE

          Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under
     Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

3.) Section 21 is hereby added to the Agreement:

                            SECTION 21. FORCE MAJEURE

          Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Aggressive Growth Fund Series I
AIM V.I. Balanced Fund
AIM V.I. Basic Value Fund Series I
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund Series I
AIM V.I. Dent Demographic Trends Fund
AIM V.I. Diversified Income Fund
AIM V.I. Government Securities Fund
AIM V.I. Growth Fund(1) Series I
AIM V.I. High Yield Fund(1)
AIM V.I. International Growth Fund Series I
AIM V.I. Large Cap Growth Fund
AIM V.I. Premier Liquidity Series II
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Premier Equity Fund Series I
AIM V.I. Real Estate Fund(2)
AIM V.I. Small Cap Equity Fund Series I
AIM V.I. Core Equity Series II
INVESCO VIF - Core Equity Fund
INVESCO VIF - Dynamics Fund
INVESCO VIF - Financial Services Fund
INVESCO VIF - Health Sciences Fund
INVESCO VIF - Leisure Fund
INVESCO VIF - Small Company Growth Fund
INVESCO VIF - Technology Fund(1)
INVESCO VIF - Total Return Fund
INVESCO VIF - Utilities Fund

(1) Effective April 30, 2004, AIM V.I. Growth Fund acquired the assets of INVESCO VIF - Growth Fund; AIM V.I. High Yield Fund acquired the assets of INVESCO VIF - High Yield Fund; and INVESCO VIF - Technology Fund acquired the assets of AIM V.I. New Technology Fund and INVESCO VIF -
     Telecommunications Fund.

(2)  Formerly, INVESCO VIF - Real Estate Opportunities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

     -    Principal Life Insurance Company Separate Account B

     -    Principal Life Insurance Company Variable Life Separate Account

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2004

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Robert H. Graham
Title: Assistant Secretary              Title: /s/ Chairman

(SEAL)


                                        PRINCOR FINANCIAL SERVICES CORPORATION


Attest: /s/ Cynthia Switzer             By: /s/ Ernie Gillum
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

(SEAL)


                                        PRINCIPAL LIFE INSURANCE COMPANY


Attest: /s/ Cynthia Switzer             By: /s/ Sarah Weiner
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

(SEAL)